Exhibit 99.1

Alaska Communications Reports Fourth Quarter and Year-end 2020 Results

  Reported total revenue of $240.6 million, exceeding guidance and an increase of 3.8% year over year
  Delivered strong fourth quarter revenue, driven by 12.7% increase in business and wholesale revenue
  Met Adjusted EBITDA and Adjusted Free Cash Flow guidance
  Increased broadband service locations in underserved areas by approximately 33%
  Alaska Communications shareholders approved transaction with ATN International

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 15, 2021--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the fourth quarter and year ended December 31, 2020.

“We are pleased with our strong financial performance for 2020, driven by broadband growth and increased customer cloud infrastructure during this unprecedented year. We are proud of our team and their continued exemplary customer service to our communities, particularly the education and healthcare areas. During 2020, we continued to invest in our network and expanded our broadband service by more than 3,700 locations in underserved areas of Alaska, an increase in locations of approximately 33%. In addition, we began mesh fixed wireless trials, offering internet speeds up to 1 Gig. In 2021, we plan to expand our mesh network as part of our strategy to upgrade one third of our network, extending our reach to approximately 42,000 new and existing customer locations with new or improved service.

“On March 12, 2021, our shareholders approved our merger with a subsidiary of ATN International, Inc. This transaction positions us to remain the premier communications partner within the state of Alaska, while providing significant opportunities to grow. We expect synergies in fiber infrastructure expansion and in the latest technologies for commercial customers, including next-generation managed services and private network solutions,” said Bill Bishop, President & CEO.

Fourth Quarter 2020 Compared to Fourth Quarter 2019

  Total revenue was $62.3 million, compared to $58.3 million, an increase of 7.0%.
    Business and wholesale revenue was $43.2 million, compared to $38.3 million, up 12.7%.
    Consumer revenue was $9.0 million, compared to $9.2 million, a decrease of 2.6%.
    Regulatory revenue was $10.2 million, compared to $10.8 million, a decrease of 5.2%.
  Operating expenses were $68.2 million, including $9.6 million of transaction expenses, compared to $51.3 million.
  Operating loss was $5.8 million, compared to operating income of $7.0 million.
  Net loss attributable to Alaska Communications was $8.2 million, compared to net income of $2.6 million.
  Capital expenditures were $15.3 million, compared to $13.2 million, or excluding prefunded projects were $13.5 million, compared to $10.0 million.
  Adjusted EBITDA was $14.9 million, compared to $17.9 million.
  Adjusted Free Cash Flow was $2.9 million, compared to $9.7 million, or excluding prefunded projects was $2.4 million, compared to $9.3 million.

Full Year 2020 Compared to Full Year 2019

  Total revenue was $240.6 million, compared to $231.7 million, an increase of 3.8%.
    Business and wholesale revenue was $162.9 million, compared to $150.6 million, up 8.2%.
    Consumer revenue was $36.6 million, compared to $37.0 million, a decrease of 1.2%.
    Regulatory revenue was $41.1 million, compared to $44.1 million, a decrease of 6.7%.
  Operating expenses were $228.7 million, including $9.6 million of transaction expenses, compared to $209.8 million.
  Operating income was $11.9 million, compared to $21.9 million.
  Net loss attributable to Alaska Communications was $1.1 million, compared to net income of $4.9 million.
  Capital expenditures were $48.2 million, compared to $44.8 million, or excluding prefunded projects were $39.9 million, compared to $41.4 million.
  Adjusted EBITDA was $64.1 million, compared to $62.7 million.
  Adjusted Free Cash Flow was $14.4 million, compared to $16.0 million, or excluding prefunded projects was $15.3 million, compared to $10.4 million.

Balance Sheet Highlights

  Cash was $21.0 million at December 31, 2020, compared to $28.0 million at December 31, 2019.
  Net debt was $151.9 million at December 31, 2020, compared to $153.8 million at December 31, 2019.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the Company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications Chief Financial Officer, said, “In 2020, we delivered strong financial performance even with the impact of the COVID-19 pandemic. We exceeded revenue guidance, driven by increased broadband revenue, equipment sales and special project revenue coming online. Our business and wholesale growth offset our consumer and regulatory decreases, and our growth revenues continue to outpace our legacy declines. Regarding capex, due to the timing of certain projects, we were able to accelerate expansion of our fiber network and spent slightly more than guidance. Adjusted Free Cash Flow was on target, and even with incurring $7.2 million in payments associated with transaction costs in the fourth quarter, our cash balances remain strong. As a result, we are well positioned for 2021.”

2020 Performance

Operating Statement ($ in M)	2020 Guidance	2020 Performance
Total Revenue	$232 - $237	$240.6
Adjusted EBITDA	$63 - $65	$64.1
Capital Expenditures (excluding prefunded projects)	$37 - $39	$39.9
Adjusted Free Cash Flow (excl. prefunded projects)	$14 - $16	$15.3

Transaction Update

On December 31, 2020, Alaska Communications and ATN International, Inc. (NASDAQ: ATNI) signed a definitive agreement under which the Company will become a consolidated, majority owned subsidiary of ATN. After the expiration of the Hart-Scott-Rodino antitrust waiting period, on March 12, 2021, Alaska Communications held a special shareholder meeting where the Company’s shareholders approved the merger, pending certification of the vote results. The transaction is expected to close in the second half of 2021, subject to certain regulatory approvals and other conditions. Under the terms of the agreement, a subsidiary of ATN will acquire all the outstanding shares of Alaska Communications common stock for $3.40 per share in cash. Alaska Communications’ prior agreement to be acquired by an affiliate of Macquarie Capital and GCM Grosvenor, through its Labor Impact Fund, L.P., was terminated on December 31, 2020. The company paid a termination fee of $6.8 million.

Conference Call

Due to the pending transaction, the Company will not hold a conference call.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com orwww.alsk.com.

Revenue Category Definitions

Growth Revenues are defined as business broadband, managed IT services, equipment sales and installations, wholesale broadband and consumer broadband. Legacy Revenues are defined as business voice and other, Wholesale voice and other, consumer voice and other, and Access. CAF II Revenues are defined as high cost support.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $15.9 million in the twelve-month period of 2020).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impacts of the COVID-19 pandemic on the economy of Alaska and on the Company, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the North Slope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Operating revenues	$62,333	$58,262	$240,569	$231,694

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	30,316	26,847	112,443	105,615
Selling, general & administrative	17,610	14,512	65,773	66,718
Transaction and termination costs	9,550	-	9,550	-
Depreciation and amortization	10,560	9,851	40,667	37,276
Loss on disposal of assets, net	117	55	240	156

Total operating expenses	68,153	51,265	228,673	209,765

Operating (loss) income	(5,820)	6,997	11,896	21,929

Other income and (expense):
Interest expense	(2,643)	(2,910)	(11,000)	(12,059)
Loss on extinguishment of debt	-	-	-	(2,830)
Interest income	18	94	174	385
Other income (expense), net	(8)	(17)	439	175
Total other income and (expense)	(2,633)	(2,833)	(10,387)	(14,329)

(Loss) income before income tax benefit (expense)	(8,453)	4,164	1,509	7,600

Income tax benefit (expense)	232	(1,537)	(2,665)	(2,765)

Net (loss) income	(8,221)	2,627	(1,156)	4,835

Less net loss attributable to noncontrolling interest	(19)	(17)	(83)	(93)

Net (loss) income attributable to Alaska Communications	$(8,202)	$2,644	$(1,073)	$4,928

Net (loss) income per share attributable to Alaska Communications:
Net (loss) income applicable to common shares	$(8,202)	$2,644	$(1,073)	$4,928

Basic	$(0.15)	$0.05	$(0.02)	$0.09
Diluted	$(0.15)	$0.05	$(0.02)	$0.09

Weighted average shares outstanding:
Basic	54,179	53,012	54,013	53,379
Diluted	54,179	53,975	54,013	54,277

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2020	2019

Current assets:
Cash and cash equivalents	$19,644	$26,662
Restricted cash	1,326	1,331
Short-term investments	434	434
Accounts receivable, net of allowance of $4,060 and $4,627	41,893	34,354
Materials and supplies	7,624	8,900
Prepayments and other current assets	6,404	9,617
Total current assets	77,325	81,298

Property, plant and equipment	1,452,943	1,424,904
Less: accumulated depreciation and amortization	(1,062,027)	(1,042,546)
Property, plant and equipment, net	390,916	382,358

Operating lease right of use assets	89,821	80,991
Other assets	11,370	12,598
Total assets	$569,432	$557,245

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$9,067	$8,906
Accounts payable, accrued and other current liabilities	49,700	42,869
Operating lease liabilities - current	3,392	2,795
Total current liabilities	62,159	54,570

Long-term obligations, net of current portion	159,641	167,476
Deferred income taxes	5,846	4,403
Operating lease liabilities - noncurrent	81,103	78,767
Other long-term liabilities, net of current portion	94,764	78,520
Total liabilities	403,513	383,736

Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	549	541
Treasury stock, 1,000 shares at cost	(1,812)	(1,812)
Additional paid in capital	163,317	161,844
Retained earnings	9,442	15,367
Accumulated other comprehensive loss	(6,340)	(3,277)
Total Alaska Communications stockholders' equity	165,156	172,663
Noncontrolling interest	763	846
Total stockholders' equity	165,919	173,509

Total liabilities and stockholders' equity	$569,432	$557,245

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(8,221)	$2,627	$(1,156)	$4,835
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,560	9,851	40,667	37,276
Loss on disposal of assets, net	117	55	240	156
Amortization of debt issuance costs and debt discount	292	304	1,234	1,215
Loss on extinguishment of debt	-	-	-	2,830
Amortization of deferred capacity revenue	(1,789)	(1,255)	(6,670)	(4,655)
Stock-based compensation	475	814	1,693	1,580
Deferred income tax (benefit) expense	(232)	1,385	2,658	2,919
Charge for uncollectible accounts	739	(18)	(216)	257
Amortization of ROU assets	825	572	2,897	2,288
Other non-cash expense (income), net	8	18	(91)	70
Changes in operating assets and liabilities	3,459	1,842	15,863	10,044
Net cash provided by operating activities	6,233	16,195	57,119	58,815

Cash Flows from Investing Activities:
Capital expenditures	(15,303)	(13,208)	(48,243)	(44,764)
Capitalized interest	(358)	(396)	(1,364)	(1,379)
Change in unsettled capital expenditures	(981)	57	(579)	640
Proceeds on sale of assets	-	5	-	25
Net cash used by investing activities	(16,642)	(13,542)	(50,186)	(45,478)

Cash Flows from Financing Activities:
Repayments of long-term debt	(2,267)	(1,137)	(8,908)	(174,040)
Proceeds from the issuance of long-term debt	-	-	-	180,000
Debt issuance costs and discounts	-	-	-	(2,683)
Cash paid for debt extinguishment	-	-	-	(1,252)
Payment of cash dividend on common stock	-	-	(4,836)	-
Payment of withholding taxes on stock-based compensation	(17)	(5)	(456)	(453)
Purchases of treasury stock	-	-	-	(1,812)
Proceeds from issuance of common stock	120	105	244	211
Net cash used by financing activities	(2,164)	(1,037)	(13,956)	(29)

Change in cash, cash equivalents and restricted cash	(12,573)	1,616	(7,023)	13,308

Cash, cash equivalents and restricted cash, beginning of period	33,543	26,377	27,993	14,685

Cash, cash equivalents and restricted cash, end of period	$20,970	$27,993	$20,970	$27,993

Supplemental Cash Flow Data:
Interest paid	$2,705	$2,992	$11,137	$12,228
Dividends payable at December 31, 2020	$16	$-	$16	$-
Income taxes paid, net	$(4,311)	$(5,051)	$(4,307)	$(5,041)

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net (loss) income	$(8,221)	$2,627	$(1,156)	$4,835
Add (subtract):
Interest expense	2,643	2,910	11,000	12,059
Loss on extinguishment of debt	-	-	-	2,830
Interest income	(18)	(94)	(174)	(385)
Depreciation and amortization	10,560	9,851	40,667	37,276
Other expense (income), net	8	17	(439)	(175)
Loss on disposal of assets, net	117	55	240	156
Income tax (benefit) expense	(232)	1,537	2,665	2,765
Stock-based compensation	475	814	1,693	1,580
Transaction-related costs	9,550	-	9,550	-
Cash severance expense	-	120	-	1,715
Net loss attributable to noncontrolling interest	19	17	83	93

Adjusted EBITDA	$14,901	$17,854	$64,129	$62,749

Non-GAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $15.9 million in the twelve-month period ended December 31, 2020).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, transaction-related costs, cash severance expense, and net loss attributable to noncontrolling interest.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net cash provided by operating activities	$6,233	$16,195	$57,119	$58,815
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures excluding prefunded projects	(13,536)	(9,981)	(39,881)	(41,355)
Capital expenditures for prefunded projects	(1,767)	(3,227)	(8,362)	(3,409)
Milestone payments received for prefunded projects	2,615	3,785	16,895	9,070
Milestone payments made for prefunded projects	-	-	(8,250)	-
Deferred cost of sales for prefunded projects	175	-	525	-
Amortization of revenue for prefunded projects	(523)	(113)	(1,753)	(113)
Amortization of deferred capacity revenue	1,789	1,255	6,670	4,655
Amortization of GCI capacity revenue	(523)	(522)	(2,077)	(2,071)
Amortization of debt issuance costs and debt discount	(292)	(304)	(1,234)	(1,215)
Interest expense	2,643	2,910	11,000	12,059
Interest paid	(2,705)	(2,992)	(11,137)	(12,228)
Interest income	(18)	(94)	(174)	(385)
Deferred income tax benefit (expense)	232	(1,385)	(2,658)	(2,919)
Income tax (benefit) expense	(232)	1,537	2,665	2,765
Income taxes paid, net	4,311	5,051	4,307	5,041
Charge for uncollectible accounts	(739)	18	216	(257)
Amortization of ROU assets	(825)	(572)	(2,897)	(2,288)
Transaction-related costs	9,550	-	9,550	-
Other expense (income), net	8	17	(439)	(175)
Net loss attributable to noncontrolling interest	19	17	83	93
Other non-cash (expense) income, net	(8)	(18)	91	(70)
Changes in operating assets and liabilities	(3,459)	(1,842)	(15,863)	(10,044)
Adjusted free cash flow	$2,948	$9,735	$14,396	$15,969

Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Adjusted EBITDA	$14,901	$17,854	$64,129	$62,749

Less:
Capital expenditures excluding prefunded projects	(13,536)	(9,981)	(39,881)	(41,355)
Amortization of GCI capacity revenue	(523)	(522)	(2,077)	(2,071)
Cash severance expense	-	(120)	-	(1,715)
Income taxes paid, net	4,311	5,051	4,307	5,041
Interest paid	(2,705)	(2,992)	(11,137)	(12,228)
	2,448	9,290	15,341	10,421
Impact of prefunded projects:
Capital expenditures for prefunded projects	(1,767)	(3,227)	(8,362)	(3,409)
Milestone payments received for prefunded projects	2,615	3,785	16,895	9,070
Milestone payments made for prefunded projects	-	-	(8,250)	-
Deferred cost of sales for prefunded projects	175	-	525	-
Amortization of revenue for prefunded projects	(523)	(113)	(1,753)	(113)
	500	445	(945)	5,548
Adjusted free cash flow*	$2,948	$9,735	$14,396	$15,969

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

Non-GAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, cash severance expense for the Company's former Chief Executive Officer, and cash receipts and payments, deferred costs and amortized revenue and expense associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Business and wholesale revenue
Business broadband	$16,288	$15,427	$64,238	$61,785
Business voice and other	7,189	7,218	28,936	28,660
Managed IT services	1,148	1,529	5,052	6,494
Equipment sales and installations	4,800	1,868	9,508	4,698
Wholesale broadband	12,456	11,321	49,878	43,310
Wholesale voice and other	1,282	929	5,256	5,617

Total business and wholesale revenue	43,163	38,292	162,868	150,564
Growth in business and wholesale	12.7%		8.2%
Consumer revenue
Broadband	6,706	6,709	27,180	26,589
Voice and other	2,245	2,484	9,379	10,431

Total consumer revenue	8,951	9,193	36,559	37,020

Total business, wholesale, and consumer revenue	52,114	47,485	199,427	187,584
Growth in business, wholesale and consumer revenue	9.7%		6.3%
Growth in broadband revenue	6.0%		7.3%

Regulatory revenue
Access	5,295	5,853	21,448	24,416
High cost support	4,924	4,924	19,694	19,694

Total regulatory revenue	10,219	10,777	41,142	44,110

Total revenue	$62,333	$58,262	$240,569	$231,694
Growth in total revenue	7.0%		3.8%

Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations, Wholesale broadband, and Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

CAF II Revenues: High Cost Support

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019

Voice:
Business access lines	65,294	66,253	68,242
Consumer access lines	20,578	21,229	22,829

Voice ARPU business	$28.61	$27.98	$26.56
Voice ARPU consumer	$34.77	$34.13	$33.90

Broadband:
Business connections	14,652	14,672	14,880
Consumer connections	30,598	32,012	31,480

Broadband ARPU business	$371.60	$364.04	$343.83
Broadband ARPU consumer	$72.84	$72.41	$70.81

Monthly Average Churn:
Business voice	0.4%	0.9%	0.7%
Consumer broadband	1.5%	3.0%	2.9%
Consumer voice	1.1%	1.1%	1.3%

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	December 31,	December 31,
	2020	2019
2019 senior secured credit facility due 2024	$168,896	$177,750
Debt discount - 2019 senior secured credit facilities due 2024	(1,523)	(2,234)
Debt issuance costs - 2019 senior secured credit facilities due 2024	(1,341)	(1,863)
Capital leases and other long-term obligations	2,676	2,729
Total debt	168,708	176,382
Less current portion	(9,067)	(8,906)
Long-term obligations, net of current portion	$159,641	$167,476

Total debt	$168,708	$176,382
Plus debt discounts and debt issuance costs	2,864	4,097
Gross debt	171,572	180,479
Cash and cash equivalents	(19,644)	(26,662)
Net debt	$151,928	$153,817

Contacts

Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com